UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street, 25th Floor, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2017, the Company, CBRE Services, Inc., and certain other parties entered into a Final Amendment Agreement (the “Amendment Agreement”) that terminates all provisions of the Securityholders’ Agreement dated as of July 20, 2001, as amended, among the parties to the Amendment Agreement and certain other parties (the “Securityholder’s Agreement”), other than Section 3.9 (Indemnification) and Section 5.4 (Indemnification) of the Securityholders’ Agreement with respect to any actions, or omissions to act, prior to the date of the Amendment Agreement.

The foregoing summary of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Final Amendment Agreement, dated as of March 22, 2017, by and among CBRE Group, Inc., CBRE Services, Inc. and the other parties thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Deputy Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Final Amendment Agreement, dated as of March 22, 2017, by and among CBRE Group, Inc., CBRE Services, Inc. and the other parties thereto.